BANKAMERICA
LEASING & CAPITAL GROUP                                       LEASE NO. 960171
--------------------------------------------------------------------------------
                                                                SCHEDULE NO. 1

     This SCHEDULE NO. 1 dated November 26, 1996 is made pursuant to, and hereby made a part of, LEASE INTENDED AS SECURITY NO. 960171 (the "Lease Agreement" and, together with this Schedule, the "Lease") dated as of 11/26/1996 between BA LEASING & CAPITAL CORPORATION ("Lessor") and SUMMIT V, INC. ("Lessee"), defined terms therein being used herein as so defined.

A. DESCRIPTION AND ASSIGNMENT OF UNITS. Lessee has entered into and will enter into purchase agreements ("Purchase Agreement") with various vendors (each, a "Vendor"), in the forms attached hereto, providing for the sale to Lessee of certain equipment including but not limited to NEC NEAX 2000 IVS TELEPHONE SYSTEM, PERSONAL COMPUTERS, NETWORK SERVERS AND RELATED PERIPHERAL EQUIPMENT AND OFFICE FURNITURE (the "Units"). Lessee hereby assigns to Lessor all of Lessee's right, title and interest in and to the Purchase Agreements and the Units. Lessor hereby accepts such assignment. Notwithstanding such assignment, Lessee may pay for or make advances toward the purchase of one or more Units and, subject to satisfaction of the conditions precedent herein, obtain reimbursement from Lessor. Lessor hereby appoints Lessee as its agent solely for the purpose of purchasing the Units on behalf of Lessor under the Lease. Neither Lessee nor Lessor may amend, modify, rescind, or terminate the Purchase Agreements without the prior express written consent of the other.

     Notwithstanding this assignment or Lessor's exercise of any right assigned hereunder, (a) Lessee shall at all times remain obligated to perform all duties of the purchaser under the Purchase Agreements to the same extent as if this assignment had not been made and (b) the obligation of Lessor to disburse any part of the Purchase Price of any Unit is conditioned upon Lessee's acceptance of the Unit and fulfillment of the conditions set forth in Paragraph I.

B.   PURCHASE PRICE; UTILIZATION PERIOD.

 1. PURCHASE PRICE. "Purchase Price" with respect to each Unit means the amount Lessor pays for the Unit. Without the prior written consent of Lessor:
(a) the Purchase Price of all Units shall not exceed $600,000 (the "Maximum Purchase Price"); (b) the Purchase Price of each Unit shall not exceed, in the case of Units delivered to Lessee not more than 90 days before the date hereof ("New Units"), the amount invoiced by Vendor therefor and, in the case of Units delivered to Lessee more than 90 days before the date hereof ("Used Units"), the fair market value for similar used equipment and, in either case, not more than the amount set forth in the Purchase Agreements attached hereto; (c) the aggregate amount of installation, transportation, any applicable sales, use or similar front-end tax, any software costs or licensing fees and any similar costs with respect to the aggregate of all Units shall not exceed 20% of its total Purchase Price; and (d) Lessor shall not be obligated to make payments of the Purchase Price of Units leased under this Schedule No. 1 more frequently than once in each calendar month and in aggregate amounts on each such occasion of less than $50,000.

     Upon satisfaction of the relevant conditions, Lessor shall pay the Purchase Price directly to the relevant Vendor, but if Lessee pays any portion of the Purchase Price to the relevant Vendor or Lessee has already acquired title to the Units, Lessor shall pay the relevant amount to Lessee.

 2. UTILIZATION PERIOD. All Delivery Dates for Units leased hereunder must occur between the date of this Schedule and March 31, 1997 (the "Utilization Period").

C. INTERIM TERM AND BASE TERM. Rent for each Unit will accrue under the Lease during its Interim Term and its Base Term and, during the period before the Funding Date, on any advances. The "Funding Date" for each Unit is the date Lessor disburses the final payment of its Purchase Price. The "Interim Term" for each Unit will begin on, and include, its Funding Date and continue until, and include, the day before its "Base Date". The "Base Term" for each Unit will begin on, and include, its Base Date and continue for 36 months.

     The "Base Date" for each Unit will be the first or fifteenth day of the month during or immediately following the month in which the Funding Date occurs, as specified by Lessor in the relevant Lease Schedule Certificate.


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D.   RENT

 1. INTERIM RENT. Lessee shall pay rent for each Unit ("Interim Rent") for each day of its Interim Term. Interim Rent shall be computed on the full amount of the Purchase Price of the Unit at a rate per annum equal to the Reference Rate. Interim rent is determined, in part, on the basis of a 360-day year and actual days elapsed which results in a higher rent than if a 365-day year is used. Interim Rent is due and payable when billed by Lessor.

     The "Reference Rate" is the rate of interest publicly announced from time to time by Bank of America National Trust and Savings Association in San Francisco, California ("Bank") as its Reference Rate, with any change in the Reference Rate to take effect on the day specified in the public announcement of such change. The Reference Rate is set by Bank based on various factors, including Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans.
Loans may be priced at, above or below the Reference Rate.

 2. BASE RENT. Lessee shall pay Lessor rent ("Base Rent") for each Unit during the Base Term in advance in 36 consecutive monthly installments, with the first such installment due on the Base Date.

     The Base Rent installments for each Unit will be in amounts sufficient to amortize the Purchase Price for the Unit down to the purchase amount (the "Purchase Amount") over the Base Term at the Implicit Interest Rate, assuming each installment is applied first to interest at the Implicit Interest Rate and then to the unamortized portion of the Purchase Price of the Unit. The Implicit Interest Rate for each Unit will be established as of its Funding Date. The amounts of the Base Rent installments for each Unit will be set forth in the Lease Schedule Certificate.

E. IMPLICIT INTEREST RATE. The "Implicit Interest Rate" for each Unit is a nominal rate per annum equal to 2.50 percentage points (the "Spread") in excess of the Index Rate, compounded monthly and computed on the basis of a year of 360 days and 12 30-day months, which may result in more rent than if a 365-day year were used. "Index Rate" with respect to each Unit means the bond-equivalent yield per annum for U.S. Treasury obligations with an average life of 1.562 years, as in effect on the Unit's Funding Date.

     For reference, the Index Rate as of October 2, 1996 was 5.778% per annum.

F. REPRESENTATIONS. Lessee represents and warrants that (a) Lessee has the right to assign the Purchase Agreement without the Vendor's consent or, if not assignable, consent has been obtained and a copy of which is attached hereto, (b) the right, title and interest of Lessee in the Purchase Agreement so assigned is and shall be free from all claims, liens, security interests and encumbrances, (c) Lessee will warrant and defend the assignment against claims and demands of all persons, (d) the Purchase Agreement contains no conditions under which Vendor may reclaim title to any Unit after delivery, acceptance and payment therefor, (e) the Purchase Agreement is in full force and effect and enforceable in accordance with its terms and Lessee is not in default thereunder, (f) there is no pending litigation, tax claims, proceedings or disputes that may adversely affect its financial condition or impair its ability to perform its duties under the Purchase Agreement or the Lease and (g) THE UNITS WILL BE USED PRIMARILY IN LESSEE'S BUSINESS AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

G. LOCATION. The Units shall be located in the state of Washington unless otherwise specified in the Acceptance Certificate. Lessee shall give Lessor at least 10 days' prior written notice of any change in such location.

H.   OTHER CHARGES.

 1. LATE PAYMENT CHARGES. The interest rate on late payments shall be 16% per annum computed daily on the basis of a 360-day year and actual days elapsed which results in more interest than if a 365-day year is used.

 2.  EARLY TERMINATION CHARGES.

    (a) INITIAL DIRECT COSTS. Lessee acknowledges that Lessor will incur certain costs in establishing this transaction ("Initial Direct Costs") and that Lessor will amortize the Initial Direct Costs over the scheduled full term of the Lease. Lessor estimates those costs as, and establishes on its books a reserve therefor, in an amount equal to 1% of the aggregate Fixed Base Rent for the Units. If the Lease is terminated for any reason before the scheduled expiration of the Base Term, whether upon a casualty occurrence or a default, in addition to all other amounts to be paid by Lessee, Lessee shall pay Lessor an amount equal to the unamortized portion of the Initial Direct Cost.

I. CONDITIONS PRECEDENT. The obligation of Lessor to pay for each Unit is subject to satisfaction of the following conditions precedent:

     (1)  the Delivery Date of the Unit shall be during the Utilization Period;


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

     (2) there shall exist no Event of Default nor any event that, with notice or lapse of time or both, would become an Event of Default;

     (3) no material adverse change in Lessee's or any guarantor's or general partner of Lessee's financial condition shall have occurred since the date hereof;

     (4)  satisfactory resolution of any environmental issues; and

     (5) delivery to Lessor of the following documents, in form and substance satisfactory to Lessor:

          (a) the Lease, this Schedule, the Acceptance Certificate, and any bill of sale therefor required under the Lease, signed by the President in conjunction with the Chief Financial Officer;

          (b) underwriters' certificates or other evidence acceptable to Lessor that Lessee has complied with Section 7 of the Lease Agreement;

          (c) UCC financing statements executed by Lessee together with, at Lessor's option, certificates of filing officers as to the nonexistence of any prior UCC filings and, in the case of a sale and leaseback, evidence satisfactory to Lessor that each Unit is free and clear of all claims, liens, security interests and encumbrances;

      X   (e)  a guaranty of JENKON INTERNATIONAL, INC., A WASHINGTON
     ---  C-CORPORATION, AND JENKON INTERNATIONAL, INC., A DELAWARE
          C-CORPORATION;

      X   (f)  corporate resolutions evidencing any corporate guarantor's
     --- authority to enter into and perform its obligations under the guaranty and of the incumbency of the person or persons authorized to execute and deliver the guaranty and any other agreement or document required thereunder, including specimen signatures of such persons, in a form acceptance to Lessor;

     --- (g) statements and documents necessary to grant Lessor a prior perfected purchase money security interest in the Units;

      X
     ---  (h)  lien searches in Washington on Lessee;

     --- (i) an appraisal of the Units, by an independent appraiser acceptable to Lessor;

      X
     --- (j) any other documents specified in this Schedule and such other documents as Lessor may reasonably request.

J.   PURCHASE PROVISION

     At the end of the Base Term for a Unit, if the Lease has not been earlier terminated with respect to the Unit, Lessee shall purchase the Unit for an amount equal to $1.00 (the "Purchase Amount"). Upon Lessee's payment of the Purchase Amount, Lessor shall execute and deliver, to Lessee, or its assignee or nominee, a bill of sale (without representations or warranties except that the Unit is free and clear of all claims, liens, security interests and other encumbrances by or in favor of any person claiming by, through or under Lessor) for the Unit, and such other documents as may be required to release the Unit from the Lease and to transfer title thereto to Lessee or such assignee or nominee, in such form as may reasonably be requested by Lessee, all at Lessee's expense.

K.   SALE-LEASEBACK

     Section 1.1 of the Lease shall not be applicable with respect to any used Units identified in Annex A to the Bill of Sale. The following provisions shall govern the procurement, delivery and acceptance of such used Units;

     1. On a date or dates to be agreed upon by Lessor and Lessee (individually a "Delivery Date"), Lessor will purchase from and lease back to Lessee for an amount equal to the agreed upon value of the Units identified in ANNEX A to the Bill of Sale, and Lessee will sell to and lease back from Lessor each Unit, but all Delivery Dates for such Units must be during the Utilization Period set forth in this Appendix.

     2. The obligation of Lessor to pay for each Unit is subject to the following additional conditions:

     (a) On or before its Delivery Date, Lessee shall execute and deliver to Lessor a Bill of Sale in the form acceptable to Lessor with respect to the Unit, dated as of the Delivery Date; and

     (b) Lessor shall receive evidence, satisfactory to Lessor, that each Unit is free and clear of all claims, liens, security interests and encumbrances.

     If any of the foregoing conditions is not met with respect to any such Unit, Lessor shall have no

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

obligation to either Lessee or any third party to pay the purchase price for such Unit.

     Any attempted or purported sale of a Unit by Lessee to Lessor after its Delivery Date shall not be effective whether or not accepted by Lessor and Lessor shall not incur any obligations with respect to the Unit, including the obligation to pay for the Unit.

     3. Lessee represents, warrants and covenants with respect to each Unit that (a) Lessee has the right to sell the Unit as set forth herein, (b) both the Unit and Lessee's right, title and interest in the Unit are, or will be as of its Delivery Date, free from all claims, liens, security interests and encumbrances, (c) Lessee will defend the sale against claims and demands of all persons and (d) the purchase price of the Unit is equal to its fair market value at the time of the sale.

L.   REPORTING COVENANTS

     Lessee shall, and shall cause any guarantor to, provide the following financial information and statements and such additional information as required by Lessor from time to time:

     1. Within 60 days of Lessee's fiscal year end, company prepared annual financial statements;

     2. Annual CPA audited financial statements of Jenkon International, Inc. (Delaware) ("Jenkon") within 120 days of Jenkon's fiscal year end.

M.   SECURITY DEPOSIT.

     Lessee shall deposit with Seafirst Bank the sum of $300,000 under a Certificate of Deposit ("Account") as security as soon as possible, but no later than the first assignment by Lessee of a Purchase Agreement under the Lease. The Account shall be reduced as set forth below in relation to the Lease Balance. Lease Balance is defined as the unamortized portion of the aggregate Purchase Price of all Units under this Lease.

                                             Balance of
     Lease Balance                           Certificate of Deposit
     --------------                          ----------------------
     $500,000 - $600,000                          $300,000
     $400,000 - $499,999                          $250,000
     $300,000 - $399,999                          $200,000
     $200,000 - $299,999                          $150,000
     $0       - $199,999                          $0


Lessee shall pledge all rights, title and interest in the Account to Lessor as security for Lessee's obligations under the Lease or any agreement between Lessee and Lessor or Lessor's affiliates. Lessee shall execute and deliver to Lessor a Security Agreement (Deposit Accounts) in the form acceptable to Lessor. Seafirst Bank shall have no lien rights or right to set off against the Account so long as Lessor's security interest therein shall continue. Any interest accrued on the Account shall be payable to Lessee.

If there is an Event of Default Lessor may apply the security to cure such default. After any such application by Lessor, Lessee shall upon demand restore the security to the amount set forth above. Notwithstanding the above scheduled reduction of balance of the Account, if there is an Event of Default, no reduction of the Account will be permitted. The current balance of the Account at the time of default shall remain until the default is cured. Upon the expiration, or earlier termination of the Lease, if no Event of Default exists, Lessor will return to Lessee any portion of such security that has not been applied by Lessor.

N.   CHATTEL PAPER COUNTERPARTS

     Two counterparts of this Schedule have been executed by Lessor and Lessee. One counterpart has been prominently marked "Lessor's Copy". One counterpart has been prominently marked "Lessee's Copy". Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessee.

     The parties hereto have executed this SCHEDULE NO. 1 as of the day and year first above written.


BA LEASING & CAPITAL CORPORATION           SUMMIT V, INC.

By [ILLEGIBLE]                             By [ILLEGIBLE]
   -----------------------------              -----------------------------

Title      VICE PRESIDENT                  Title      CEO
     ---------------------------                ---------------------------

By                                         By [ILLEGIBLE]
   -----------------------------              -----------------------------

Title                                      Title     CFO
     ---------------------------                ---------------------------

Address: 555 California Street, 4th floor  Address: 4601 NE 77th Ave., Suite 300
         San Francisco, CA 94104                    Vancouver, WA 98662


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


BANKAMERICA
LEASING & CAPITAL GROUP                                         LEASE NO. 960171
--------------------------------------------------------------------------------
                              LEASE INTENDED AS SECURITY

   BA LEASING & CAPITAL CORPORATION ("Lessor") agrees to acquire and lease to the Lessee whose signature appears below ("Lessee") and Lessee agrees to lease and purchase from Lessor certain personal property (the "Units" and individually a "Unit") described in one or more Schedules (the "Schedules") hereto. Each Schedule shall be a part of this Lease intended as Security and all Schedules and this Lease intended as Security are referred to herein and therein as the "Lease".

SECTION 1. PROCUREMENT, DELIVERY AND ACCEPTANCE.

 1.1 Lessee has ordered or shall order the Units pursuant to one or more purchase orders or other contracts of sale ("Purchase Agreements") from one or more vendors ("Vendors"). Lessee shall, on the date of each Schedule, assign to Lessor all of Lessee's rights in the Unit's Purchase Agreement by executing and delivering to Lessor the Schedule for the Unit.

 1.2 Lessor's obligation to accept the assignment of any Purchase Agreement and pay for the Units covered thereby is subject to satisfaction of conditions specified in the Schedule or otherwise specified by Lessor.

 1.3 Lessee shall execute and deliver to Lessor, within 15 days of the Delivery Date of each Unit accepted by Lessee, Unit, an Acceptance Certificate in a form satisfactory to Lessor (an "Acceptance Certificate") confirming the Delivery Date of the Unit and Lessee's acceptance of the Unit under this Lease as of its Delivery Date. The Delivery Date of each Unit is the date of its Schedule, if Lessee receives title to or possession of the Unit before that date. Otherwise, the Delivery Date of each Unit is the date Lessee receives it or, if it requires installation and testing, when that is completed. Each Acceptance Certificate shall be accompanied by the original invoice relating to each Unit covered by the Acceptance Certificate.

SECTION 2. TERM, RENT AND PAYMENT.

 2.1 The term of this Lease for each Unit (its "Lease Term") shall begin as set forth on its Schedule and continue as set forth in its Schedule.

 2.2 Lessee shall pay to Lessor rent for each Unit as described in the Schedule in the amounts and at the times set forth in its Lease Schedule Certificate in a form satisfactory to Lessor (a "Lease Schedule Certificate").

 2.3 Rent and all other sums due Lessor hereunder shall be paid at the office of Lessor set forth below, unless otherwise specified by Lessor.

 2.4 THIS LEASE IS A NET LEASE AND LESSEE SHALL NOT BE ENTITLED TO ANY ABATEMENT OR REDUCTION OF RENT OR ANY SETOFF AGAINST RENT, WHETHER ARISING BY REASON OF ANY PAST, PRESENT OR FUTURE CLAIM OF ANY NATURE BY LESSEE AGAINST LESSOR OR OTHERWISE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS LEASE SHALL NOT TERMINATE, NOR SHALL THE OBLIGATIONS OF LESSOR OR LESSEE BE OTHERWISE AFFECTED BY ANY CIRCUMSTANCE, including, without limitation, (a) any defect in, damage to, loss of possession or use or destruction of any Unit, however caused, (b) the attachment of any lien, encumbrance, security interest or other right or claim of any third party to any Unit, (c) any prohibition or restriction of or interference with Lessee's use of any Unit by any person or entity, (d) the insolvency of or the commencement by or against Lessee of any bankruptcy, reorganization or similar proceeding, or
(e) any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. IT IS THE INTENTION OF THE PARTIES THAT ALL RENT AND OTHER AMOUNTS PAYABLE BY LESSEE HEREUNDER SHALL BE PAYABLE IN ALL EVENTS IN THE MANNER AND AT THE TIMES HEREIN PROVIDED UNLESS LESSEE'S OBLIGATIONS IN RESPECT THEREOF HAVE BEEN TERMINATED PURSUANT TO EXPRESS PROVISIONS HEREOF.

 2.5 Payments shall be applied in the following order: (a) Lessor's expenses, including without limitation those set forth in Sections 8.3 and 19; (b) interest on late payments; and (c) rent and all other sums due hereunder. Payments shall be conclusively evidenced by entries in records maintained by Lessor.

SECTION 3.  WARRANTIES.

   LESSEE ACKNOWLEDGES AND AGREES THAT (a) EACH UNIT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY LESSEE, (b) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES, (c) LESSOR IS NOT A MANUFACTURER THEREOF NOR A DEALER IN PROPERTY OF SUCH KIND AND (d) LESSOR HAS NOT MADE, AND DOES NOT HEREBY MAKE, ANY REPRESENTATION, WARRANTY OR COVENANT WITH RESPECT TO THE TITLE, MERCHANTABILITY, CONDITION, QUALITY, DESCRIPTION, DURABILITY, FITNESS FOR PURPOSE OR SUITABILITY OF ANY UNIT IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE. Lessor hereby assigns to Lessee, to the extent assignable, any warranties, covenants and representations of Vendor with respect to any Unit, but any action taken by Lessee by reason thereof shall be at Lessee's expense and shall be consistent with Lessee's obligations under Section 2.

SECTION 4.  POSSESSION, USE AND MAINTENANCE.

 4.1 Lessee shall not (a) use, operate, maintain or store any Unit improperly, carelessly or in violation of any applicable law or regulation of any government authority, (b) abandon any Unit, (c) sublease any Unit or permit its use by anyone other than Lessee without the prior

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

written consent of Lessor, not to be unreasonably withheld, (d) permit any Unit to be removed from the location or principal base, as the case may be, specified in the relevant Schedule or permit any Unit that is a motor vehicle to be registered in any state other than as specified in the relevant Schedule without the prior written consent of Lessor, (e) affix or place any Unit to or on any other personal property or any real property without first obtaining and delivering to Lessor such waivers as Lessor may reasonably require to assure Lessor's legal title and security interest and right to remove the Unit free from any lien, encumbrance, right or claim asserted by any third party or (f) sell, assign or transfer, or directly or indirectly create, incur or suffer to exist any lien, encumbrance, right or claim, of any kind on any of its rights hereunder or in any Unit.

 4.2 Lessee shall at its expense maintain each Unit during its Lease Term in good operating order, repair, condition and appearance and in accordance with the manufacturer's recommended procedures.

 4.3 Lessee shall not alter any Unit or install any accessory, equipment or device on any Unit if that would impair any applicable warranty, the originally intended function or use or of the value of the Unit. All repairs, parts, accessories, equipment and devices installed on any Unit, excluding temporary replacements, shall thereupon become subject to the security interest of Lessor.

 4.4 If Lessor supplies Lessee with a label, plate or other marking stating each Unit is leased from Lessor, Lessee shall affix and keep it on a prominent place on each Unit during its Lease Term.

 4.5 Upon prior notice to Lessee, Lessor and its designees shall have the right at all reasonable times to inspect any Unit, observe its use and inspect records related thereto.

SECTION 5.  GENERAL TAX INDEMNITY.

 5.1 Lessee shall pay or reimburse Lessor for, and indemnify and hold Lessor harmless from, all fees (including, but not limited to, license, documentation, recording or registration fees) and all sales, use, gross receipts, property, occupational, value-added or other taxes, levies, imposts, duties, assessments, charges or withholdings of any nature whatsoever, together with any penalties, fines or additions to tax, or interest thereon (each of the foregoing being hereafter referred to as an "Imposition"), arising at any time before or during the term of this Lease, or upon any termination of this Lease or return of the Units to Lessor, and levied or imposed on Lessor, directly or otherwise, by any federal, state or local government or taxing authority in the United States or by any foreign country or foreign or international taxing authority on or with respect to
(a) any Unit, (b) the exportation, importation, registration, purchase, ownership, delivery, leasing, possession, use, operation, storage, maintenance, repair, transportation, return, sale, transfer of title or other disposition thereof, (c) the rents, receipts, or earnings arising from any Unit or (d) this Lease or any payment made hereunder, excluding, however, taxes measured by Lessor's net income imposed or levied by the United States or any state thereof unless such taxes are in lieu of or in substitution for any Impositions Lessee would otherwise have been obligated to pay, reimburse or indemnify hereunder.

 5.2 Lessee shall pay on or before the time or times prescribed by law any Imposition for which Lessee is primarily responsible under applicable law and any other Imposition (except any Imposition excluded by Section 5.1), but Lessee shall have no obligation to pay an Imposition that Lessee is contesting in good faith and by appropriate legal proceedings and the nonpayment thereof does not, in the opinion of Lessor, adversely affect the title, property, use, disposition or other rights of Lessor with respect to the Units. If any Imposition (except an Imposition excluded by Section 5.1) is charged or levied against Lessor directly and paid by Lessor, Lessee shall reimburse Lessor on presentation of an invoice therefor.

 5.3 If Lessor is not entitled to a corresponding and equal deduction with respect to any Imposition Lessee is required to pay or reimburse under Section
5.1 or 5.2 and the payment or reimbursement constitutes income to Lessor, Lessee shall also pay to Lessor the amount of any Imposition Lessor is obligated to pay in respect of (a) such payment or reimbursement by Lessee and (b) any payment by Lessee made pursuant to this Section 5.3.

 5.4 Lessee shall prepare and file, in a manner satisfactory to Lessor, any reports or returns required to be filed by Lessee. Lessee shall furnish on Lessor's request copies of reports or returns so filed.

SECTION 6.  RISK OF LOSS; CASUALTIES; INDEMNITY.

 6.1 If any Unit is worn out, lost, stolen, destroyed or irreparably damaged, from any cause whatsoever, or taken or requisitioned by condemnation or otherwise (any such occurrence being hereinafter called a "Casualty Occurrence") before or during its Lease Term, Lessee shall give Lessor prompt notice thereof. On the first rent payment date after the Casualty Occurrence or, if there is no such rent payment date, 30 days after the Casualty Occurrence, Lessee shall pay to Lessor an amount equal to the then "Balance Due" (as hereinafter defined) for the Unit and any "Other Charges" required under its Schedule. The Balance Due for each Unit is the sum of

     (a) any and all amounts with respect to such Unit which under the terms of this Lease may be then due (other than any Other Charges) or which may have accrued to such payment date (computing the rent for any number of days less than a full rent period by multiplying the rent for such rental period by a fraction of which the numerator is such number of days and the denominator is the total number of days in such full rent period); plus

     (b) before the Base Date for such Unit, as set forth in its Schedule, the amount Lessor is obligated to pay for such Unit, and thereafter, the sum of (i) the present value, as of such payment date, of the entire unpaid balance of all rent for such Unit that would otherwise have accrued hereunder from such payment date to the end of the term of this Lease as to such Unit and (ii) the present value, as of such payment date, of the Purchase Amount therefor as defined in its Schedule.

 Present values are to be computed in each case by discounting at the applicable Implicit Interest Rate set forth in the relevant Appendix.

 Upon the making of such payment by Lessee in respect of any Unit, the rent for the Unit shall cease to accrue, its Lease Term shall terminate and Lessee shall be entitled to possession of such Unit. If Lessor receives the Balance Due and Other Charges for a Unit, Lessee shall be entitled to the proceeds of any recovery in respect of the Unit, from insurance or otherwise, and Lessor, subject to the rights of any insurer insuring the Units as provided herein, shall execute and deliver, to Lessee, or to its assignee or nominee, a bill of sale (without representations or warranties except that the Unit is free and clear of all claims, liens, security interests and other encumbrances by or in favor of any person claiming by, through or under Lessor) for the Unit, and such other documents as may be required to release the Unit from this Lease and to transfer title thereto to Lessee or such assignee or nominee, in such form as may reasonably be requested by Lessee, all at Lessee's expense. Except as provided in this Section 6.1, Lessee shall not be released from its obligations hereunder in the event of, and shall bear the risk of, any Casualty Occurrence to any Unit before or during its Lease Term.

 6.2 Lessee waives and releases any claim now or hereafter existing against Lessor, any company controlled by, controlling, or under common control with Lessor and all of their directors, officers, employees, agents, attorneys, successors and assigns (each, an "Indemnified Person") on account of, and shall indemnify, reimbursement and hold each Indemnified Person harmless from, any and all claims (including, but not limited to, claims based on or relating to copyright, trademark or patent infringement, environmental liability, negligence, strict liability in tort, statutory liability or violation of laws), losses, damages, obligations, penalties, liabilities, demands, suits, judgements or causes of action (collectively, "Claims"), and all legal proceedings, and any reasonable costs or expenses in connection therewith, including reasonable attorneys' fees, including reasonable allocated time charges of internal counsel, in each case imposed on, incurred by or asserted against the Indemnified Person in any way relating to or arising in any manner out of (a) the registration, purchase, taking or foreclosure of a security interest in, or the ownership, delivery, condition, lease, assignment, storage, transportation, possession, use, operation, return, repossession, sale or other disposition of, any Unit, before or during the term of this Lease as to the Unit, (b) any alleged or actual defect in any Unit (whether arising from the material or any article used therein, the design, testing, use, maintenance, service, repair, or overhaul thereof or otherwise) regardless of when such defect is discovered or alleged, whether or not the Unit is in Lessee's possession and no matter where it is located or (c) this Lease or any other related document, the enforcement hereof or thereof or the consummation of the transactions contemplated hereby or thereby, other than any Claim resulting solely from the gross negligence or willful misconduct of Lessor (unless covered by the insurance Lessee is required to maintain hereunder), other than any gross negligence or willful misconduct of another party imputed to Lessor.

SECTION 7.  INSURANCE

 Lessee, at its own cost and expense, shall keep each Unit insured against all risks and in no event for less than the amount set forth in Section 6.1(b) with respect to such Unit, and shall maintain public liability insurance against such risks and for such amounts as Lessor may require. All such insurance shall be in such form and with such companies as Lessor shall approve, shall specify Lessor and Lessee as insureds and shall provide that such insurance may not be canceled as to Lessor or altered in any way that would affect the interest of Lessor without at least 30 days prior written notice to Lessor (10 days in the case of nonpayment of premium). All insurance shall be primary, without right of contribution from any other insurance carried by Lessor, shall contain a "breach of warranty" provision satisfactory to Lessor, and shall provide that all amounts payable by reason of loss or damage to the Units shall be payable solely to Lessor, unless Lessor otherwise agrees. Lessee shall provide Lessor with evidence satisfactory to Lessor of the required insurance.

SECTION 8.  DEFAULTS; REMEDIES


 8.1 The following shall constitute events of default ("Events of Default") hereunder:

     (a)  Lessee fails to make any payments to Lessor when due under this Lease;

     (b) any representation or warranty of Lessee contained herein or in any document furnished to Lessor in connection herewith is incorrect or misleading in any material respect when made;

     (c) Lessee fails to observe or perform any other covenant, agreement or warranty made by Lessee hereunder or under any document delivered pursuant hereto and such failure continues for 10 days after written notice thereof to Lessee;

     (d) any default occurs under any other agreement for borrowing money or receiving credit under which Lessee or any guarantor or general partner of Lessee may be obligated as borrow, lessee or guarantor, if such default (i) consists of the failure to pay any indebtness when due or perform any other obligation thereunder and (ii) gives the holder of the indebtedness the right to accelerate the indebtness;

     (e) Lessee, any guarantor of this Lease or any general partner of Lessee makes an assignment for the benefit of creditors or files any petition or action under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

     (f) any guarantor of this Lease breaches or fails to perform any covenant in its guaranty, or any letter of credit required by this Lease expires or terminates without Lessor's consent, or Lessor receives notice that the letter of credit will not be renewed in accordance with its terms;

     (g) any involuntary petition is filed under any bankruptcy statute against Lessee, any guarantor of this Lease or any general partner of Lessee, or any receiver, trustee, custodian or similar official is appointed to take possession of the properties of Lessee, any guarantor of this Lease or any general partner of Lessee, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within 60 days from the date of the filing or appointment; or

     (h) Lessee, any guarantor of this Lease or any general partner of Lessee liquidates, dissolves, dies or enters into any partnership, joint venture (other than in its ordinary course of business), consolidation, merger or other combination, or sells, leases or disposes of a substantial portion of its business assets.

 8.2 If any Event of Default occurs, Lessor, at its option, may:

     (a) proceed by appropriate court action or actions either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof; or

     (b) by notice in writing to Lessee terminate this Lease, whereupon all rights of Lessee to retain possession of and use the Units shall terminate, but Lessee shall remain liable as hereinafter provided, and Lessor may, at its option, do any one or more of the following: (i) declare the aggregate Balance Due with respect to the Units and all Other Charges immediately due and payable and recover any damages and expenses in addition thereto Lessor sustains because of the breach of any covenant, representation or warranty contained in this Lease other than for the payment of rent; (ii) enforce the security interest given hereunder pursuant to the Uniform Commercial Code or any other law; (iii) enter upon the premises where any of the Units may be and take possession of all or any of such Units; and (iv) require Lessee to return the Units as provided in
Section 9.

 8.3 Lessor shall have any and all rights given to a secured party by law, and may, but is not required to, sell the Units in one or more sales. Lessor may purchase the Units at such sale. Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of the Units, or at public or private auction, are all commercially reasonable. The proceeds of such sale shall be applied in the following order: FIRST, to the reasonable expenses of retaking, holding, preparing for sale and selling, including the allocated time charges, costs and expenses of internal counsel for Lessor and any other attorneys' fees and expenses incurred by Lessor; SECOND, to the amounts, except those specified below, which under the terms of this Lease are due or have accrued; THIRD, to late charges; and FOURTH, to the aggregate Balance Due. Any surplus shall be paid to the person or persons entitled thereto.
If there is a deficiency, Lessee will promptly pay the same to Lessor.

 8.4 Lessee agrees to pay all allocated time charges, costs and expenses of internal counsel for Lessor and any other attorneys' fees, expenses or out-of-pocket costs incurred by Lessor in enforcing this Lease.

 8.5 The remedies herein provided in favor of Lessor shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in its favor existing at law or in equity.

 8.6 If Lessee fails to perform any of its agreements contained herein, Lessor may perform such agreement, and Lessee shall pay the expenses incurred by Lessor in connection with such performance upon demand.

SECTION 9.  RETURN OF UNITS.

 If Lessor rightfully demands possession of any Unit pursuant to this Lease or otherwise, Lessee, at its expense, shall forthwith deliver possession of the Unit to Lessor, together with its manuals and maintenance records, in the condition required by Section 4 and any additional return requirements specified in the relevant Schedule by preparing and appropriately protecting the Unit for shipment and, at the option of Lessor, (a) surrendering it to Lessor at its location or base specified in the relevant Schedule or (b) loading the Unit on board such carrier as Lessor shall specify and shipping the same, freight collect, to Lessor at the place designated by Lessor in the state where the Unit was located or based pursuant to the relevant Schedule.

SECTION 10.  ASSIGNMENT.

 Lessor may at any time assign or transfer all or any of the right, title or interest of Lessor in and to this Lease, and the rights, benefits and advantages of Lessor hereunder, including the rights to receive payment of rent or any other payment hereunder, Lessor's title to the Units and any and all obligations of Lessor in connection herewith. Lessor may disclose to any potential or actual assignee or transferee any information in the possession of Lessor or any of its affiliates relating to Lessee or this Lease. Any such assignment or transfer shall be subject and subordinate to this Lease and the rights and interests of Lessee hereunder. NO ASSIGNMENT OF THIS LEASE OR ANY RIGHT OR OBLIGATION HEREUNDER MAY BE MADE BY LESSEE OR ANY ASSIGNEE OF LESSEE WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.

SECTION 11.  SECURITY INTEREST; FURTHER ASSURANCES.

 Unless assigned by Lessor, or applicable law otherwise provides, title to and ownership of the Units shall remain in Lessor as security for the obligations of Lessee hereunder until Lessee has fulfilled all of its obligations hereunder. Lessee hereby grants to Lessor a continuing security interest in the Units to secure the payment of all sums due hereunder.

 Lessee confirms there is no pending litigation, tax claim, proceeding or dispute that may adversely affect its financial condition or impair its ability to perform its obligations hereunder. Lessee will, at its expense, maintain its legal existence in good standing and do any further act and execute, acknowledge, deliver, file, register and record any further documents Lessor may reasonably request in order to protect Lessor's title to the Units and Lessor's rights and benefits under this Lease.

SECTION 12.  LATE PAYMENTS.

 Lessee shall pay to Lessor, on demand, interest at the rate set forth in the relevant Schedule on the amount of any payment not made when due hereunder from the date due until payment is made.

SECTION 13. EFFECT OF WAIVER.

     No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default of Lessee hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lessor of any breach or default under this Lease must be in writing specifically set forth.

SECTION 14. SURVIVAL OF COVENANTS.

     All obligations of Lessee under Sections 1, 2, 4, 5, 6, 7, 8, 9, 11 and 12 hereof and under each Schedule shall survive the expiration or termination of this Lease to the extent required for their full observance and performance.

SECTION 15. APPLICABLE LAW; SEVERABILITY.

     This Lease shall be governed by and construed under the laws of California, to the jurisdiction of which, and of federal courts in California, the parties hereto submit. If any provision hereof is held invalid, the remaining provisions shall remain in full force and effect.

SECTION 16. FINANCIAL INFORMATION.

     Lessee shall, and shall cause any guarantor to, keep its books and records in accordance with generally accepted accounting principles and practices consistently applied and shall, and shall cause any guarantor to, deliver to Lessor such financial statements and information as may be set forth in the relevant Schedule or as Lessor may reasonably request. Credit information relating to Lessee, any guarantor or any general partner of Lessee may be disseminated among Lessor and any of its affiliates and any of their respective successors and assigns.

SECTION 17. NOTICES.

     All communications hereunder shall be in writing and shall be deemed given when personally delivered, deposited in the mail, first class postage prepaid, delivered to an express carrier, charges prepaid or sent by facsimile transmission (with electronic confirmation of receipt) addressed to Lessee at its address set forth in the Schedule and to Lessor at the following address, or at such other address as may hereafter be furnished in writing by either party to the other: BA Leasing & Capital Corporation, Four Embacadero Center, Suite 1200, San Francisco, CA 94111, Attn: Contract Administration #5811; Telecopier No. 415/765-7373.

SECTION 18. COUNTERPARTS.

     Two counterparts of this Lease have been executed by the parties hereto. One counterpart has been prominently marked "Lessor's Copy". One counterpart has been prominently marked "Lessee's Copy". Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessee.

SECTION 19. TRANSACTION COSTS.

     Lessee will reimburse Lessor for any out-of-pocket costs or expenses incurred in connection with the preparation and negotiation of the lease documents, including but not limited to UCC searches, UCC filings, appraisals, title searches and title insurance. If Lessor uses counsel in connection with negotiating, drafting or altering this Lease or any related documents, Lessee shall reimburse Lessor for any legal expenses of Lessor (including allocated time charges of internal counsel for Lessor).

SECTION 2O. NONINTERFERENCE.

     So long as no Event of Default or event that, upon giving of notice or lapse of time, could become an event of default exists, Lessor will not interfere with the rights of enjoyment and use of the Units by Lessee.

SECTION 21. EFFECT AND MODIFICATION OF LEASE.

     This Lease exclusively and completely states the rights of Lessor and Lessee with respect to the leasing of the Units and supersedes all prior agreements, oral or written, with respect thereto. No variation or modification of this Lease shall be valid unless in writing.

The parties hereto have executed this LEASE INTENDED AS SECURITY as of November 26, 1996.

BY LEASING AND CAPITAL CORPORATION         SUMMIT V, INC.

By      [illegible]                        By        [illegible]
  --------------------------------           ---------------------------

Title      Vice President                  Title          CEO
     -----------------------------              ------------------------

By                                         By        [illegible]
  --------------------------------           ---------------------------

Title                                      Title         CEO
     -----------------------------              ------------------------


Address: 555 California Street, 4th Floor  Address: 4601 NE 77th Ave., Suite 300
         San Francisco, CA 94104           Vancouver, WA 98662

                                    GUARANTY

     WHEREAS, BA LEASING & CAPITAL CORPORATION ("Lessor"), as a condition precedent to entering into a Lease Agreement dated as of November 26, 1996 (the "Lease") between Lessor and SUMMIT V, INC. ("Lessee") has requested that JENKON INTERNATIONAL, INC. (Delaware) and JENKON INTERNATIONAL, INC. (Washington) ("Guarantors") unconditionally guarantee the obligations of Lessee under the Lease and under any other agreement executed in connection with the Lease (the "Obligations").

     NOW, THEREFORE, Guarantors unconditionally guarantee and promise to pay to Lessor, or order, on demand any and all of the Obligations.

     The liabilities of Guarantors are joint and several and separate and independent of the Obligations, and a separate action may be brought and prosecuted against Guarantors or any of them whether action is brought against Lessee, whether Lessee is joined in any such action, whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable. Guarantors expressly and irrevocably waive the benefit of any statute of limitations affecting their liability hereunder or the enforcement thereof.

     The liability under this Guaranty is exclusive of liability under any other guaranties executed by Guarantors for the benefit of Lessor or any company relate to Lessor.

     Guarantors authorize Lessor, without notice or demand and without affecting their liability hereunder, from time to time, to:

          (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations or any part thereof;

          (b) accept and hold security for the payment of this Guaranty or the Obligations, and exchange, enforce, waive, release, fail to perfect, sell or otherwise dispose of any such security;

          (c) apply such security and direct the order and manner of sale thereof as Lessor in its discretion may determine; and

          (d) release or substitute any one or more of the endorsers or guarantors.

     Guarantors expressly and irrevocably waive any right to require Lessor to (a) proceed against Lessee, (b) proceed against or exhaust any security held from Lessee, or (c) pursue any other remedy Lessor's power whatsoever. Guarantors expressly and irrevocably waive any defense arising by reason of any disability or other defense of Lessee or by reason of the cessation from any cause whatsoever of the liability of Lessee or any claim that Guarantor's obligations exceed or are more burdensome than those of Lessee.

     Guarantors expressly and irrevocably waive any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Guaranty and Guarantors expressly and irrevocably waiver any right to enforce any remedy which Lessor now has or may hereafter have against Lessee, and expressly and irrevocably waive any benefit of and any right to participate in any security now or hereafter held by Lessor.

     Guarantors expressly and irrevocably waive all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness.

     If Lessee is a partnership and Guarantor is a general partner of that partnership, then Guarantor shall not be liable under this Guaranty for any indebtedness of Lessee that is secured by real property. But Guarantor shall nevertheless remain liable under partnership law for all indebtedness of Lessee.

     Guarantors understand and acknowledges that if Lessor forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations, that foreclosure could impair or destroy any ability that Guarantors may have to seek reimbursement, contribution or indemnification from Lessee or others based on any right Guarantors may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Guarantors under this Guaranty. Guarantors further understand and acknowledge that in the absence of this paragraph, such potential impairment or destruction of Guarantors' rights, if any, may entitle Guarantors to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in UNION BANK V. GRADSKY, 265 Cal App. 2d. 40 (1968). By executing this Guaranty, Guarantors expressly, freely, irrevocably and unconditionally:
(i) waive and relinquish that defense and agree that Guarantors will be fully liable under this Guaranty even though Lessor may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agree that Guarantors will not assert that defense in any action or proceeding that Lessor may commence to enforce this Guaranty; (iii) acknowledge and agree that the rights and defenses waived by Guarantors in this Guaranty include any right or defense that Guarantors may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agree that Lessor is relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which Lessor is receiving for creating the Obligations.

     Guarantors expressly and irrevocably waive all presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Obligations. Guarantors expressly and irrevocably waive any and all rights of subrogation, reimbursement and contribution (contractual, statutory or otherwise), including without limitation, any "claim" or right of subrogation under Title 11 of the U.S. Code, against Lessee arising from the existence or performance of this guaranty or the Lease and Guarantors expressly and irrevocably waive any right to enforce any remedy Lessor now has or may hereafter have against Lessee, and expressly and irrevocably waive any benefit of, and any right to participate in, any security now or hereafter held by Lessor.

     In addition to all liens upon, and rights of setoff against the moneys, securities and other property of Guarantors given to Lessor by law, Lessor shall have a lien upon and a right of setoff against all moneys, securities and other property of Guarantors now or hereafter in the possession of or on deposit with Lessor whether held in a general or special account or deposit, or for safekeeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Guarantors. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lessor, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Lessor.

     Any obligations of Lessee to Guarantors, now or hereafter existing, including but not limited to any obligations to Guarantors as subrogees of Lessor or resulting from Guarantors' performance under this Guaranty, are hereby subordinated to the Obligations and any other indebtedness of Lessee to Lessor. Such Obligations of Lessee to Guarantors, if Lessor shall so request, shall be enforced and performance received by Guarantors as trustees for Lessor and shall be paid over to Lessor on account of the Obligations and any other indebtedness of Lessee to Lessor, but without reducing or affecting the liability of Guarantors under the other provisions of this Guaranty.

     Guarantors understand and acknowledges that, by virtue of this Guaranty, they have specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Lessee. As an example and not by way of limitation, a subsequent assignment, rejection or modification of the Lease in any reorganization case concerning Lessee shall not affect the obligation of Guarantors to pay the amounts in accordance with the Lease. If any amount guaranteed hereunder is paid by Lessee and the payee is required by court order to return such payment to Lessee or any trustee, receiver, custodian, liquidator or other similar officer of either of them (and is so returned) then Guarantor shall, notwithstanding any termination or cancellation of this Guaranty, remain fully liable with respect to any such amount as if such amount had not been paid by Lessee.

     Guarantors agree to pay all allocated time charges, costs and expenses of the Legal Department of Bank of America National Trust and Savings Association and any other attorneys' fees, expenses or out-of-pocket costs and expenses incurred by Lessor in enforcing this Guaranty.

     Guarantors acknowledge and agree that they shall have the sole responsibility for obtaining from Lessee such information concerning Lessee's financial condition or business operations as Guarantors may require, and that Lessor has no duty at any time to disclose to Guarantors any information relating to the business operations or financial condition of Lessee.

     Lessor may, without notice to Guarantors and without affecting Guarantors' obligations hereunder, assign the Obligations and this Guaranty, in whole or in part. Guarantors agree Lessor may disclose to any prospective purchaser and any purchaser of all or part of the Obligations any and all information in Lessor's possession concerning Guarantors, this Guaranty and any security for this Guaranty.

     When a single Guarantor executes this Guaranty, all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require and when this Guaranty is executed by more than one Guarantor, the words Guarantor shall mean all and any one or more of them.

     Guarantors shall deliver to Lessor financial statements in such form and at such times as Lessor may require.

     If Lessee is a corporation or a partnership, Lessor shall have no duty to inquire into the powers of Lessee or the officers, directors, partners, or agents acting or purporting to act on its behalf and any obligations made or created in reliance upon the professed exercise of such powers shall be Obligations guaranteed hereunder.

     Any married person who signs this Guaranty hereby expressly agrees that recourse may be had against such person's separate property for all obligations under this Guaranty.

     This Guaranty shall be governed by and construed according to the laws of California, to the jurisdiction of which the parties hereto submit.


     IN WITNESS WHEREOF, the undersigned Guarantors have executed this GUARANTY this 26th day of November, 1996.


JENKON INTERNATIONAL, INC. (Delaware)
--------------------------
(Guarantor)                               Address:


By:     /s/ D. A. Edwards                 4601 NE 77th Ave., Suite 300
   --------------------------------       -----------------------------------

Title:  CEO                               Vancouver, WA 98662
      -----------------------------       -----------------------------------


JENKON INTERNATIONAL, INC. (Washington)
--------------------------
(Guarantor)                               Address:


By:     /s/ D. A. Edwards                 4601 NE 77th Ave., Suite 300
   --------------------------------       -----------------------------------

Title:  CEO                               Vancouver, WA 98662
      -----------------------------       -----------------------------------